UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2017

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-05558 (Commission File Number)	75-1277589 (IRS Employer Identification No.)

11840 Westline Industrial Drive, Suite 200
St Louis, Missouri 63146

(Address of principal executive offices)

(314) 656-4321
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2017, Katy Industries, Inc. (the “Company”), Continental Commercial Products, LLC (“CCP”), 2155735 Ontario Inc. (“Ontario Inc”), CCP Canada Inc. (“CCP Canada”), FTW Holdings, Inc. (“FTW”) and Fort Wayne Plastics, Inc. (“FWP” and, together with the Company, CCP, Ontario Inc, CCP Canada, FTW and FWP, the “Borrowers,” and each a “Borrower”)  entered into Amendment No. 1 (the “1st Amendment”) to the Credit and Security Agreement, dated as of November 16, 2016, among the Borrowers, Encina Business Credit SPV, LLC, as agent and swing line lender, and the lenders party thereto (the “Encina Credit Agreement”).

The 1st Amendment provides for an incremental increase in availability under the “Borrowing Base” provided in (and as defined in) the Encina Credit Agreement of up to $1.975 million consisting of (1) a Tranche 1 component of up to $725,000 in incremental availability to finance sourced product of any Borrower that is ordered from a vendor to a Borrower and tied to a firm customer order of a Borrower and (2) a Tranche 2 component of up to $1.25 million in incremental availability for general working capital purposes (collectively, the “Incremental Availability Loans”).   Borrowings of Incremental Availability Loans bear interest at a rate equal to 14.5% per annum plus the greater of the LIBOR (One Month) Rate and 0.5%.  Availability of the Tranche 1 Incremental Availability Loans terminates on May 24, 2017. Availability of the Tranche 2 Incremental Availability Loans is reduced by (a) $138,888.89 on each Monday following May 24, 2017 and (b) 70% of net cash proceeds received by Borrowers from the sale of certain real estate owned by an affiliate of Borrowers, in each case, until such availability amount has been permanently reduced to $0.

All new extensions of credit consisting of Incremental Availability Loans will continue to be governed by the Encina Credit Agreement (as amended by the 1st Amendment) and will continue to be collateralized by a first priority security interest in and lien upon substantially all present and future assets and properties of the Borrowers.

The foregoing description of the 1st Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 1st Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 to Credit and Security Agreement, dated as of January 24, 2017,  by and among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., FTW  Holdings, Inc., Fort Wayne Plastics, Inc., Encina Business Credit SPV, LLC, as agent and swing line lender, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.

Dated: January 30, 2017	/s/ Robert Guerra
	By:	Robert Guerra
	Its:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Amendment No. 1 to Credit and Security Agreement, dated as of January 24, 2017,  by and among Katy Industries, Inc., Continental Commercial Products, LLC, 2155735 Ontario Inc., CCP Canada Inc., FTW  Holdings, Inc., Fort Wayne Plastics, Inc., Encina Business Credit SPV, LLC, as agent and swing line lender, and the lenders party thereto